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                                  EXHIBIT 10.21

SEVEN AMENDMENT TO CREDIT AGREEMENT

THIS SEVEN AMENDMENT TO CREDIT AGREEMENT ("this Amendment") is entered into as of April 16, 2002, by and between INVIVO CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 6, 1998, as amended from time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

 NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.2 (a) is hereby amended by deleting "Sierra Precision" from the definition of "Subsidiaries" therein. Bank and Borrower each acknowledge that Sierra Precision no longer has any of the rights or obligations of a Subsidiary under the Credit Agreement and that the guaranty by Sierra Precision of, and its pledge of collateral as security for, the obligations of Borrower to Bank are hereby released.

2. Section 5.2 is hereby deleted in its entirety, and the following substituted therefore: "Section 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower or any Subsidiary to Bank; 9b) the existing liabilities of Invivo Research, Inc. to SunTrust Bank under a real estate loan incurred in connection with its Orlando, Florida manufacturing facility; (c) the liabilities of Borrower to Roger Susi incurred in connection with Borrower's purchase of Invivo Research, Inc; (d) any liabilities of the Subsidiaries to Borrower; (e) new liabilities of Borrower and/or the Subsidiaries under capital leases in amounts not to exceed an aggregate of $325,000.00 in any fiscal year; and 9f) any other liabilities of borrower or any Subsidiaries existing as of, and disclosed to Bank prior to, the date hereof" 3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. 4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to executed as of the day and year first written above.

                                          WELLS FARGO BANK
INVIVO CORPORATION                        NATIONAL ASSOCIATION

By:_____________________________          By:___________________________
     James B. Hawkins                             Russell Rizzardi
     President                                    Vice President-Finance

By: _____________________________
       John F. Glenn
       Vice President-Finance


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